Exhibit 3(a)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
ENTERGY CORPORATION

Entergy Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of ENTERGY CORPORATION held on December 2, 2005 resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing such amendment to the stockholders of the corporation for consideration at the next annual meeting of the corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That Article NINTH of the Certificate of Incorporation of this corporation be amended and said Article shall read as follows:

"NINTH: Each of the directors of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of not less than a majority of the outstanding stock of the Corporation then entitled to vote for the election of such director."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, at the 2006 Annual Meeting of Stockholders of said corporation, which was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ENTERGY CORPORATION has caused this certificate to be signed this 12thday of June 2006.

ENTERGY CORPORATION

By: s/s Robert D. Sloan
Robert D. Sloan
Executive Vice President, General Counsel and Secretary (Authorized Officer)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:30 AM 08/19/1992
922325053 - 2307137

CERTIFICATE OF INCORPORATION
OF
ENTERGY-GSU HOLDINGS, INC.

FIRST: The name of the Corporation is Entergy-GSU Holdings, Inc. (hereinafter the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares, par value $.01 per share, of common stock.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall, prior to the Effective Time defined in and contemplated by the Agreement and Plan of Reorganization, dated as of June 5, 1992, between Entergy Corporation and Gulf States Utilities Company, as the same may be amended from time to time, consist of two (2) directors, and thereafter consist of not less than nine (9) nor more than nineteen (19) directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. A director shall hold office until the next succeeding annual meeting of stockholders and until his successor shall be elected, subject, however, to prior death, resignation, retirement or removal from office. Vacancies occurring in the Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall serve until the next succeeding annual meeting of stockholders and until his or her successor shall be elected and qualified.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the By-Laws of the Corporation. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders or otherwise shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without such a meeting except any action taken upon the signing of a consent in writing by the holders of not less than the greater of (a) a majority of the outstanding stock of the Corporation entitled to vote thereon and (b) that number of shares of stock of the Corporation that would be required to take such action at a special or annual meeting of stockholders where holders of all outstanding stock of the Corporation were present, setting forth the action to be taken. Special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board, the person, if any, designated by the Board of Directors as the Chief Executive Officer of the Corporation, a majority of the members of the entire Executive Committee of the Board of Directors, if there shall be one, or by the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote at the special meeting.

EIGHTH: A. To the fullest extent authorized or permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Any repeal or modification of this Section A of Article EIGHTH shall not have any effect on the liability or alleged liability of any director of this Corporation for any act or omission of such director occurring prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

B. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B of Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation who are not directors or officers similar to those conferred in this Section B of Article EIGHTH to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Section B of Article EIGHTH shall not be exclusive or any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or modification of this Section B of Article EIGHTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing pursuant to this Section B of Article EIGHTH with respect to any acts or omissions occurring prior to such repeal or modification.

C. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. The Corporation may also obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate for the protection of any or all such persons.

NINTH: Each of the directors of the Corporation may be removed from office at any time, with or without cause, but a director may be removed without cause only by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation then entitled to vote for the election of such director.

TENTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Mailing Address
Deborah M. Reusch	P.O. Box 636 Wilmington, DE 19899

ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of August, 1992.

_________________________
Deborah M. Reusch Sole Incorporator

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:30 PM 11/04/1992
923095234 - 2307137

CERTIFICATE OF CORRECTION
OF
ENTERGY-GSU HOLDINGS, INC.

Pursuant to Section 103(f) of the General
Corporation Law of the State of Delaware

ENTERGY-GSU HOLDINGS, INC., a Delaware corporation (the "Corporation"), does hereby certify as follows:

FIRST: The Corporation filed its Certificate of Incorporation on August l9, 1992.

SECOND: The Certificate of Incorporation included, in Article EIGHTH, Section C, an erroneous word. This error is an inaccurate record of the corporate intent.

THIRD: Article EIGHTH, Section C is hereby corrected to read in its entirety as follows:

C. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. The Corporation may also obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate for the protection of any or all such persons.

FOURTH: This Certificate of Correction has been prepared in accordance with the provisions of Section 103(f) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name this 26th day of October, 1992.

ENTERGY-GSU HOLDINGS, INC.

By _________________________ Name: Edwin Lupberger Title: Chairman of the Board

ATTEST:
By ______________________
Name: Leslie Cobb Title: Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:33 PM 12/31/93
933655544 - 2307137

CERTIFICATE OF OWNERSHIP AND MERGER

OF

ENTERGY CORPORATION

MERGING INTO

ENTERGY-GSU HOLDINGS, INC.

Pursuant to Section 253 of the
Genera1 Corporation Law of the State of
Delaware

Entergy-GSU Holdings, Inc., a Delaware corporation ("Parent"), hereby certifies as follows:

FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation

Entergy-GSU Holdings, Inc.	Delaware
Entergy Corporation	Florida

SECOND: Parent owns all of the outstanding shares of common stock, par value $5.00 per share, which is only outstanding class of capital stock of Entergy Corporation ("Sub").

THIRD: The Board of Directors of Parent, acting by written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware ("DGCL") this 31st day of December, 1993, has duly adopted resolutions authorizing the merger of Sub with and into Parent pursuant to Section 253 of the DGCL. A true copy of such resolutions is annexed hereto as Exhibit A. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

FOURTH: The Certificate of Incorporation of Parent shall be the Certificate of Incorporation of the surviving corporation except that ARTICLE FIRST of the Certificate of Incorporation of the surviving corporation shall be amended to read as follows:

"The name of the Corporation is Entergy Corporation (hereinafter the "Corporation")."

FIFTH: The merger shall become effective on December 31, 1993 at 5:33 p.m., New York City time.

IN WITNESS WHEREOF, Entergy-GSU Holdings, Inc. has caused this Certificate of Ownership and Merger to be signed by its duly authorized officers this 31st day of December, 1993.

ENTERGY-GSU HOLDINGS, INC.

By _________________________
Chairman
ATTEST:
By ______________________
Secretary

EXHIBIT A

TO

CERTIFICATE OF OWNERSHIP AND MERGER MERGING
ENTERGY CORPORATION INTO
ENTERGY-GSU HOLDINGS, INC.

RESOLUTIONS OF THE BOARD OF DIRECTORS
OF ENTERGY-GSU HOLDINGS, INC. (THE "CORPORATION")

RESOLVED, that it is deemed advisable that Entergy Corporation, a Florida corporation ("Entergy"), merge with and into the Corporation, at which time the Corporation will change its corporate name to ''Entergy Corporation"; and

FURTHER RESOLVED, that the merger of Entergy with and into the Corporation shall become effective, the corporate existence of Entergy shall cease and all outstanding shares of capital stock of Entergy shall be cancelled and no consideration paid therefor, upon the filing of a Certificate of Ownership and Merger, prepared in accordance with the Delaware General Corporation Law (the "DGCL"), with the Secretary of State of the State of Delaware in accordance with Sections 103 and 253 of the DGCL, and the filing of articles of merger, prepared in accordance with the Florida Business Corporation Act (the "FBCA"), with the Secretary of State of the State of Florida in accordance with Section 607.1105 of the FBCA or (at such later date and time as may be specified in such Certificate and articles of merger); and

FURTHER RESOLVED, that the President and the Secretary of the Corporation or other appropriate officers are authorized to execute and cause to be filed with the Secretary of State of the State of Delaware the Certificate of Ownership and Merger merging Entergy into the Corporation and with the Secretary of State of the State of Florida such articles of merger merging Entergy into the Corporation and to take any and all other actions necessary or appropriate to accomplish the purpose and intent of the foregoing resolutions; and

FURTHER RESOLVED, that all actions heretofore taken by any officer or director of the Corporation in connection with any matter referred to or contemplated in any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects.